UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange of 1934 (Amendment No.                     )

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TARRAGON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TARRAGON CORPORATION
1775 Broadway, 23rd Floor
New York, New York 10019
(212) 949-5000
May 16, 2005
Dear Shareholder:
      After the proxy statement for our 2005 Annual Meeting of Shareholders was printed, we discovered an error in the calculation of the value of unexercised options in the table appearing on page 17 of the proxy statement.
      On the reverse of this letter is a new table with the correct amounts.

Kathryn Mansfield
Executive Vice President,
Secretary and General Counsel

      The following table shows the stock options exercised during 2004, if any, and fiscal year end option values for each of our named executive officers.
Aggregated Option/SAR Exercises in Fiscal Year 2004
and Fiscal Year-End Option/SAR Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised		In-the-Money
			Options/SARS at		Options/SARS at
			Fiscal Year End		Fiscal Year End(1)
			(#) (1)
	Shares
	Acquired on	Value	Exercisable/		Exercisable/
Name	Exercise(#)	Realized	Unexercisable		Unexercisable

William S. Friedman	836,667	$3,175,252	1,305,287 /	30,000	$10,039,046 /	$ 0

Robert P. Rothenberg			1,060,688 /	67,125	$ 9,158,446 /	$ 284,498

Robert C. Rohdie			114,000 /	178,500	$ 758,660 /	$1,137,990

Todd M. Schefler			66,450 /	40,144	$ 539,027 /	$ 262,841

James M. Cauley, Jr.			12,500 /	100,000	$ 0 /	$ 195,750

(1)	Includes SARs granted on January 20, 2005.